Exhibit 10.8.3

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Amendment”), is made and entered into as of the 2nd day of March, 2007, by and between CORPORATE DEVELOPMENT SERVICES, LLC (the “Employer”), CORPORATE OFFICE PROPERTIES TRUST (“COPT”) and DWIGHT S. TAYLOR (the “Executive”).

RECITALS

A.            The Executive and the Employer executed an Employment Agreement dated May 13, 2003, as amended by the certain Amendment to Employment Agreement dated March 4, 2005 (the “Employment Agreement”) providing for the employment of the Executive by the Employer upon the terms and conditions therein stated.

B.            Employer has requested and Executive has agreed to extend the term of the Employment Agreement, relinquish his rights to certain provisions of the Agreement, and the parties desire to enter into this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of Executive’s continued employment under the Employment Agreement, and pursuant to paragraph 11(b) of the Employment Agreement, it is covenanted and agreed by and between the parties hereto as follows:

1.             EXTENSION OF TERM.  Section 4(a) of the Employment Agreement is deleted and the following is inserted in lieu thereof:

(a)   BASIC TERM.  The Executive’s employment hereunder shall be for a six (6) year, nine (9) month term (the “Basic Term”), commencing as of July 1, 2002, and expiring on March 31, 2009. Subject to the foregoing and other applicable terms of this Agreement, the Executive’s employment may be terminated by either party, with or without cause, effective as of the first (1st) business day after written notice to that effect is delivered to the other party.

2.             DELETION OF SECTION 4(b).   Section 4(b) of Employment Agreement is deleted in its entirety.

3.             NO OTHER AMENDMENTS.  Except to the extent set forth above, this Amendment does not affect or otherwise supersede any other provisions of the Employment Agreement or otherwise limit its enforceability in any way.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

“Employer”		“Executive”
CORPORATE DEVELOPMENT SERVICES, LLC,
a Maryland limited liability company

By:	/s/ RANDALL M. GRIFFIN	/s/ DWIGHT S. TAYLOR
Randall M. Griffin,		Dwight S. Taylor
CEO

CORPORATE OFFICE PROPERTIES TRUST
a Maryland real estate investment trust

By:	/s/ RANDALL M. GRIFFIN
Randall M. Griffin,
President and COO